Exhibit 11

                             [LETTERHEAD OF DECHERT]

                                [Form of Opinion]
                                     Dechert
                              1775 Eye Street, N.W.
                             Washington, D.C. 20006

__________, 2002

Board of Directors
ING International Fund, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258-2034

Re:  ING INTERNATIONAL FUND, INC., ON BEHALF OF ING INTERNATIONAL FUND

Dear Ladies and Gentlemen:

We have acted as counsel to ING International Fund, Inc., a Maryland corporation (the "Company"), and we have a general familiarity with the Company's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Company in connection with the acquisition by ING International Fund, a series of the Company, of the assets of ING European Equity Fund, a series of ING Funds Trust, which will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Company with the U.S. Securities and Exchange Commission.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the shares of beneficial interest of the Company being registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Company upon transfer of the assets of ING European Equity Fund pursuant to the terms of the Agreement and Plan of Reorganization included in this Registration Statement.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,